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                                 [METLIFE LOGO]

                      METROPOLITAN LIFE INSURANCE COMPANY
                  One Madison Avenue, New York, NY 10010-3690


                                  ENDORSEMENT


This Endorsement amends the Multifunded Annuity Certificate to which it is attached.

The certificate is amended to reflect the following as available Investment Divisions as of the later of the Certificate Date or [month/day/year].

     [Lehman Brothers Aggregate Bond Index Division
     State Street Research Income Division
     State Street Research Diversified Division
     MetLife Stock Index
     Harris Oakmark Large Cap Value Division
     T. Rowe Price Large Cap Growth Division
     State Street Research Growth Division
     Davis Venture Value Division
     Putnam Large Cap Growth Division
     MetLife Mid Cap Stock Index Division
     Neuberger & Berman Partners Mid Cap Value Division
     Janis Mid Cap Division
     State Street Research Aggressive Growth Division
     Loomis Sayles High Yield Bond Division
     Russell 2000(R) Index Division
     T. Rowe Price Small Cap Growth Division
     Loomis Sayles Small Cap Division
     State Street Research Aurora Small Cap Value Division
     Scudder Global Equity Division
     Morgan Stanley EAFE(R) Index Division
     Putnam International Stock Division]




                                    /s/ Gwenn L. Carr

                                    Gwenn L. Carr, Vice-President & Secretary

Form G.20247-578